                          SCHEDULE 14A
                         (Rule 14a-101)
             INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy         [ ]  Confidential, for use of  the
     Statement                      commission      only      (as
                                    permitted   by   Rule    14a-
                                    6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or rule  14a-
     12

                        INTEL CORPORATION
                 -------------------------------
        (Name of Registrant as Specified in Its Charter)

                 -------------------------------
(Name  of  Person(s)  Filing  Proxy  Statement,  if  other   than
Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required

[ ]  Fee  computed  on table below per Exchange  Act  Rules  14a-
     6(I)(1) and 0-11

     (1)  Title  of each class of securities to which transaction applies:
                 -------------------------------
     (2)  Aggregate  number  of securities to  which  transaction applies:
                 -------------------------------
     (3)  Per   unit   price   or  other  underlying   value   of
          transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                 -------------------------------
     (4)  Proposed maximum aggregate value of transaction:
                 -------------------------------
     (5)  Total fee paid:
                 -------------------------------
     [ ]  Fee paid previously with preliminary materials:
                 -------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the
          filing   for   which  the  offsetting  fee   was   paid
          previously.    Identify   the   previous   filing    by
          registration statement number, or the form or schedule and the date of its filing.
                 -------------------------------
     (1)  Amount previously paid:
                 -------------------------------
     (2)  Form, Schedule or Registration Statement no.:
                 -------------------------------
     (3)  Filing Party:
                 -------------------------------
     (4)  Date Filed:

INTEL CORPORATION
2200 Mission College Blvd.
P. O. Box 58119
Santa Clara, CA  95052-8119
(408) 765-8080

[INTEL LOGO]

Dear Stockholder:

Intel's 1998 Annual Meeting of Stockholders will be held on May 20, 1998 at the Santa Clara Convention Center in Santa Clara, California, and we look forward to your attending either in person or by proxy. The Notice of Meeting, the Proxy Statement and the Proxy Card from the Board of Directors are enclosed. The materials provide further information concerning the Meeting. Stockholders who elected to obtain the Notice of Meeting and the Proxy Statement via the Internet may do so by accessing the Internet website address indicated on the enclosed Proxy Card. Some of our stockholders will be accessing these materials and voting via the Internet and will not be receiving a paper Proxy Card by mail.

At this year's Meeting, the agenda includes the annual election of directors, a proposal to ratify the appointment of our independent auditing firm, and a stockholder proposal to endorse certain principles (the "CERES Principles"). The Board of Directors recommends that you vote FOR the election of the slate of nominees for directors, FOR ratification of the appointment of the independent auditors, and AGAINST the stockholder proposal to endorse the CERES Principles.

Please refer to the enclosed Proxy Statement for the detailed information on each of these proposals. If you have any further questions concerning the Annual Meeting or any of the proposals, please feel free to contact Intel at (800) 298-0146 (US) or (312) 360-5125 (outside US, call collect), or speak with D.F. King & Co., our proxy solicitors, at (800) 431-9643.

Sincerely yours,

/s/Andrew S. Grove
Andrew S. Grove
Chairman of the Board

                          Notice of
                          1998
                          Annual Meeting
                          of Stockholders
                          and
                          Proxy Statement



[INTEL LOGO]

TABLE OF CONTENTS                                            Page

Notice of Annual Meeting of Stockholders

Proxy Statement

     Election of Directors (Proposal 1)                         2
     Board Committees and Meetings                              6
     Corporate Governance Guidelines and Policies               6
     Directors' Compensation                                    7
     Report  of  the Compensation Committee on  Executive       8
     Compensation
     Compensation   Committee  Interlocks   and   Insider      12
     Participation
     Employment   Contracts   and   Change   of   Control      12
     Arrangements
     Certain Relationships and Related Transactions            12
     Stock Price Performance Graph                             13
     Executive Compensation                                    14
     Security Ownership of Certain Beneficial Owners  and      17
     Management
     Ratification  of  Selection of Independent  Auditors      19
     (Proposal 2)
     Stockholder Proposal (Proposal 3)                         19
     Other Matters                                             22
     Voting Via the Internet or By Telephone                   23
Communicating with the Company                                 24
Directions to the Santa Clara Convention Center        Back Cover
Map to the Santa Clara Convention Center               Back Cover

RETURN OF PROXY

      Please complete, sign, date, and return the accompanying Proxy Card promptly in the enclosed addressed envelope even if you plan to attend the Annual Meeting. Postage need not be affixed to the enclosed envelope if mailed in the United States.

      If you attend the Annual Meeting and vote in person, your Proxy Card will not be used. The immediate return of your proxy will be of great assistance in preparing for the Annual Meeting and is therefore urgently requested.

VOTING ELECTRONICALLY OR BY TELEPHONE

      Instead of submitting your proxy vote with the paper Proxy Card, you can vote electronically via the Internet or by telephone. See Voting Via the Internet or By Telephone in the Proxy Statement for further details. Please note that there are separate Internet and telephone voting arrangements depending upon whether shares are registered in your name or in the name of a bank or broker.

IF YOU PLAN TO ATTEND THE MEETING

      The Annual Meeting will be held at 10:00 a.m. (PDT) on May 20, 1998 at the Santa Clara Convention Center, Santa Clara, California, which is located at the corner of Great America Parkway and Tasman Drive in Santa Clara, California. A map to the Convention Center is printed on the back cover of this Proxy Statement. Signs will direct you to the conference room where the Annual Meeting will be held. Please note that the doors to the meeting room at the Convention Center will not open for admission until 9:30 a.m.

      If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a broker's proxy and bring it to the Annual Meeting in order to vote.

                          [INTEL LOGO]
                        INTEL CORPORATION
            Notice of Annual Meeting of Stockholders
                          May 20, 1998
                10:00 a.m., Pacific Daylight Time

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Intel Corporation ("Intel" or the "Company") which will be held on May 20, 1998 at the Santa Clara Convention Center, Santa Clara, California, at 10:00 a.m., Pacific Daylight time. A map to the location appears on the back cover of the Proxy Statement. The Annual Meeting is being held for the following purposes:

1.  To  elect a Board of Directors to hold office until the  next
    Annual Meeting of Stockholders or until their respective successors have been elected or appointed;

2.  To  ratify the appointment of the accounting firm of Ernst  &
    Young LLP as independent auditors for the Company for the current year;

3.  To  consider  a  stockholder proposal to  endorse  the  CERES
    Principles;

4.  To  transact such other business as may properly come  before
    the   Annual  Meeting  or  any  adjournment  or  postponement
    thereof.

These items are fully discussed in the following pages, which are made part of this Notice. Only stockholders of record on the books of the Company at the close of business on March 23, 1998 will be entitled to vote at the Annual Meeting. A list of stockholders entitled to vote will be available for inspection at the offices of Intel, 2200 Mission College Blvd., Santa Clara, CA 95052, for ten days prior to the Annual Meeting.

Stockholders are requested to complete, date, sign and return the enclosed Proxy Card as promptly as possible. Stockholders with shares registered directly with the Company's transfer agent,
Harris  Bank,  may  also vote via the Internet at  Harris  Bank's
Internet address:
www.harrisbank.com/corporations/shareholders/proxyhome.html;   or
they may vote telephonically by calling Harris Bank at (888) 266-6795. Stockholders holding Intel shares with a brokerage firm or a bank may also be eligible to vote via the Internet or to vote telephonically by calling the telephone number referenced on their voting form; these proxy services are provided by ADP Investor Communication Services on behalf of the brokerage firms and banks. Submitting your proxy with the Proxy Card or via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

                          THE BOARD OF DIRECTORS


                          /s/F. THOMAS DUNLAP, JR.
                     By:  F. THOMAS DUNLAP, JR., Secretary

Santa Clara, California
April 6, 1998

DOORS WILL OPEN AT 9:30 a.m.

First  mailed to stockholders and made available on the  Internet
(www.intc.com) on or about April 6, 1998

                          [INTEL LOGO]
                        INTEL CORPORATION
                 2200 Mission College Boulevard
               Santa Clara, California  95052-8119
                         PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Intel Corporation ("Intel" or the "Company") for use in voting at the Annual Meeting of Stockholders to be held at the Santa Clara Convention Center, Santa Clara, California, on Wednesday, May 20, 1998, at 10:00 a.m., and at any postponement or adjournment thereof, for the purposes set forth in the attached notice (the "Annual Meeting" or the "Meeting").

Voting and Revocability of Proxies

      When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein, FOR ratification of the appointment of auditors, and AGAINST the stockholder proposal regarding endorsement of the CERES Principles. In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters. A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Secretary prior to the Annual Meeting or by giving a later dated proxy.

     If you are a participant in the Company's Sheltered Employee Retirement Plan (the "SERP"), the Proxy Card represents the number of Company shares in your plan account as well as other shares registered in your name. For those shares in your plan account, the Proxy Card will serve as a voting instruction for the trustee of the plan. If voting instructions are not received by the trustee for shares in your plan account, the trustee will not be able to vote those shares on your behalf.

      Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. The eleven candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The ratification of the independent auditors for the Company for the current year will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting. Approval of the stockholder proposal referred to above will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes for Proposals 2 and 3 in this Proxy Statement. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

Record Date and Share Ownership

      Only stockholders of record on the books of the Company at the close of business on March 23, 1998 will be entitled to vote at the Annual Meeting. Presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date is required for a quorum. As of the close of business on February 27, 1998 there were outstanding 1,626,757,612 shares of Common Stock.

ELECTION OF DIRECTORS (Proposal 1)

      Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. Each of the current directors has been nominated for election to the Board of Directors. If any such nominee is unable or unwilling to serve as a nominee for the office of director at the time of the Annual Meeting, the proxies may be voted for either (i) a substitute nominee who shall be designated by the proxy holders or by the present  Board of Directors to fill such vacancy or (ii) for  the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve until the next annual meeting of stockholders following the 1998 Annual Meeting or until their successors, if any, are elected or appointed. The Board of Directors recommends a vote FOR the election of each of the nominees listed below.

Craig R. Barrett (3)         Craig R. Barrett has been President
58 Years Old                 of   Intel  since May  1997,  Chief
Director Since 1992          Operating Officer since 1993 and  a
President and Chief          director of Intel since 1992.   The
Operating Officer of         Board  of  Directors has  announced
the Company                  that  it plans to elect Dr. Barrett
                             Chief  Executive Officer  effective
                             May  20, 1998.  Dr. Barrett  joined
[PHOTO APPEARS HERE]         the  Company in 1975.  In  1984  he
                             was  elected Vice President and  in
                             1985  became  Vice  President   and
                             General     Manager,     Components
                             Technology and Manufacturing Group.
                             Dr.  Barrett  became a Senior  Vice
                             President   in  1987  and   General
                             Manager    of   the   Microcomputer
                             Components  Group  in  1989.    Dr.
                             Barrett   was  an  Executive   Vice
                             President  from 1990 to 1997.   Dr.
                             Barrett  is  also  a  director   of
                             Komag,  Incorporated, and a  member
                             of    the   National   Academy   of
                             Engineering.

John Browne (1,2)            John Browne has been a director  of
50 Years Old                 Intel  since 1997.  He has  been  a
Director Since               Managing  Director since  1991  and
January, 1997                the  Group  Chief  Executive  since
Group Chief Executive        1995   of   The  British  Petroleum
of The British               Company p.l.c.  Mr. Browne is  also
Petroleum Company            a  director  of SmithKline  Beecham
                             and   a   Trustee  of  the  British
                             Museum. Mr. Browne is also a Fellow
[PHOTO APPEARS HERE]         of the Royal Academy of Engineering
                             in  the United Kingdom, a Fellow of
                             the   Institute   of   Mining   and
                             Metallurgy  and an Honorary  Fellow
                             of  St.  John's College, Cambridge.
                             He is also Emeritus Chairman of the
                             Advisory   Board  of  the  Stanford
                             Graduate  School  of  Business,   a
                             Trustee  of  The Conference  Board,
                             Inc.  and  a  Vice  President   and
                             Member  of the Board of the  Prince
                             of Wales Business Leaders Forum.

Winston H. Chen (1,5)        Winston H. Chen has been a director
56 Years Old                 of   Intel  since  1993.    He   is
Director Since 1993          Chairman of Paramitas Foundation, a
Chairman of Paramitas        charitable foundation.  During 1978-
Foundation                   1994, he held several positions  at
                             Solectron      Corporation,      an
                             electronics  contract  manufacturer
[PHOTO APPEARS HERE]         in  Milpitas, California, including
                             President, Chief Executive  Officer
                             and   Chairman  of  the  Board   of
                             Directors.  Dr. Chen continues as a
                             director of Solectron.  He is  also
                             a  director of Edison International
                             (Inc.),  and a member of the  Board
                             of    Trustees   of   Santa   Clara
                             University   and   the   Board   of
                             Trustees of Stanford University.

Andrew S. Grove (3)          Andrew S. Grove has been a director
61 Years Old                 of  Intel  since 1974, Chairman  of
Director Since 1974          the  Board since May 1997 and Chief
Chairman of the Board        Executive  Officer of  Intel  since
and Chief Executive          1987.   The Board of Directors  has
Officer of the Company       announced  that it plans  to  elect
                             Craig   Barrett   Chief   Executive
                             Officer  effective  May  20,  1998.
[PHOTO APPEARS HERE]         Dr.   Grove  participated  in   the
                             founding of the Company in 1968 and
                             served   as   Vice  President   and
                             Director   of  Operations   through
                             1974.   He  became  Executive  Vice
                             President  in 1975, and  was  Chief
                             Operating Officer from 1976 to 1989
                             and  President from 1979  to  1997.
                             Dr.   Grove  is  a  member  of  the
                             National Academy of Engineering and
                             a   Fellow  of  the  Institute   of
                             Electrical and Electronic Engineers
                             ("IEEE").

D. James Guzy (1,4,5)        D.  James  Guzy has been a director
62 Years Old                 of Intel since 1969 and is Chairman
Director Since 1969          of the Nominating Committee.  Since
Chairman of the Arbor        1969,  he has been Chairman of  the
Company                      Arbor     Company,    a     limited
                             partnership    engaged    in    the
                             electronics and computer  industry.
[PHOTO APPEARS HERE]         Mr.  Guzy  is  also a  director  of
                             Cirrus Logic, Inc., Micro Component
                             Technology, Inc., Novellus Systems,
                             Inc.,   Davis  Selected  Group   of
                             Mutual   Funds,  Alliance   Capital
                             Management  Technology   Fund   and
                             Chairman,   President   and   Chief
                             Executive  Officer of SRC Computers
                             Inc.

Gordon E. Moore (3)          Gordon E. Moore has been a director
69 Years Old                 of  Intel  since 1968 and  Chairman
Director Since 1968          Emeritus  of  the Board  since  May
Chairman Emeritus of         1997.   Dr.  Moore  co-founded  the
the Board of the             Company  in 1968 and has served  on
Company                      the  Board since that time.   Prior
                             to   1975,  Dr.  Moore  served   as
                             Executive Vice President.   Between
[PHOTO APPEARS HERE]         1975 and 1979, Dr. Moore served  as
                             President, between 1975 and 1987 he
                             served  as Chief Executive  Officer
                             of  the  Company, and he served  as
                             Chairman of the Board from 1979  to
                             1997.  Currently, Dr. Moore is also
                             a director of Gilead Sciences, Inc.
                             and  Transamerica Corporation.   He
                             is  also  Chairman of the Board  of
                             Trustees    of    the    California
                             Institute of Technology,  a  member
                             of    the   National   Academy   of
                             Engineering, a Fellow of  the  IEEE
                             and  a  member  of  the  Board   of
                             Directors      of      Conservation
                             International.

Arthur Rock (1-5)            Arthur Rock has been a director  of
71 Years Old                 Intel  since its founding in  1968.
Director Since 1968          He is the Lead Independent Director
Venture Capitalist           and he is Chairman of the Executive
                             Committee,  the  Audit  &   Finance
                             Committee,   and   the    Corporate
[PHOTO APPEARS HERE]         Governance Committee of  the  Board
                             of   Directors.   Mr.  Rock  is   a
                             principal of Arthur Rock & Company,
                             a venture capital firm.  He is also
                             a director of Argonaut Group, Inc.,
                             AirTouch  Communications, Inc.  and
                             Echelon  Corporation, and a trustee
                             of   the  California  Institute  of
                             Technology.

Jane E. Shaw (1, 2)          Jane E. Shaw has been a director of
59 Years Old                 Intel  since 1993.  She is Chairman
Director Since 1993          and CEO of AeroGen, Inc., a private
Chairman and CEO of          company  specializing in controlled
AeroGen, Inc.                delivery  of  drugs to  the  lungs.
                             She  founded The Stable Network,  a
                             biopharmaceutical        consulting
[PHOTO APPEARS HERE]         company,   in   1995.    She    was
                             President   and   Chief   Operating
                             Officer of ALZA Corporation, a drug
                             delivery  company,  from  1987   to
                             1994.   She is currently a director
                             of  Aviron,  McKesson  Corporation,
                             Boise  Cascade  Corporation,  Point
                             Biomedical Corporation and Chairman
                             of   the   Board   of  IntraBiotics
                             Pharmaceuticals,  a  privately-held
                             developer of antimicrobial drugs.

Leslie L. Vadasz             Leslie   L.  Vadasz  has   been   a
61 Years Old                 director  of Intel since  1988  and
Director Since 1988          became   Senior   Vice   President,
Senior Vice President,       Director   of  Corporate   Business
Director of Corporate        Development  in 1991.   Mr.  Vadasz
Business Development of      joined the Company in 1968 when  it
the Company                  was founded and became Director  of
                             Engineering in 1972.   In  1975  he
                             was  elected Vice President and  in
[PHOTO APPEARS HERE]         1976   became   Assistant   General
                             Manager    of   the   Microcomputer
                             Division.   From 1977 to  1979,  he
                             was Vice President, General Manager
                             of   the  Microcomputer  Components
                             Division.   Mr.  Vadasz  became   a
                             Senior  Vice President in 1979  and
                             served  as  Director  of  Corporate
                             Strategic Staff from 1979 to  1986.
                             From  1986  to 1990, he was  Senior
                             Vice  President,  General  Manager,
                             then   President  of  the   Systems
                             Group.  He is a Fellow of the IEEE.

David B. Yoffie (2,4,5)      David B. Yoffie has been a director
43 Years Old                 of   Intel  since  1989.    He   is
Director Since 1989          Chairman    of   the   Compensation
Professor of                 Committee   of   the    Board    of
International Business       Directors.   He has been  Professor
Administration, Harvard      of      International      Business
University                   Administration      at      Harvard
                             University since 1990 and  in  June
                             1993  was appointed to the position
[PHOTO APPEARS HERE]         of  Max & Doris Starr Professor  of
                             International              Business
                             Administration.  He  was  Associate
                             Professor        of        Business
                             Administration from  1985  to  1990
                             and has been on the Harvard faculty
                             since 1981.  He is also a member of
                             the  Boards of Directors of  Evolve
                             Software, Inc., Physiologica, Inc.,
                             Bion,  Inc. and the National Bureau
                             of Economic Research.

Charles E. Young             Charles   E.  Young  has   been   a
(1,4,5)                      director  of Intel since 1974.   He
65 Years Old                 is   Chancellor  Emeritus  of   the
Director Since 1974          University  of  California  at  Los
Chancellor Emeritus of       Angeles.    Dr.  Young  served   as
the University of            Chancellor  of  the  University  of
California, Los Angeles      California from 1968 to  1997.   He
                             is  also  Chairman of the Board  of
                             the  Governors Foundation  for  the
[PHOTO APPEARS HERE]         International      Exchange      of
                             Scientific and Cultural Information
                             by  Telecommunications, a member of
                             the  National Committee  on  United
                             States-China  Relations,  Inc.,   a
                             director    of   Nicholas-Applegate
                             Fund,   Inc.   and  a  trustee   of
                             Nicholas-Applegate Mutual Funds.

(1)       Member of the Audit & Finance Committee.
(2)       Member of the Compensation Committee.
(3)       Member of the Executive Committee.
(4)       Member of the Nominating Committee.
(5)       Member of the Corporate Governance Committee

     Except as noted above, each of the nominees has been engaged in the principal occupation set forth above during the past five years. There are no family relationships among any directors or executive officers of the Company. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

Directors Emeriti

The following have been elected by the Board of Directors to act as Directors Emeriti. Directors Emeriti are eligible to attend
Board and Committee meetings, but do not have voting rights.

Richard Hodgson      Richard.   Hodgson   is   a   self-employed
80 Years Old         industrialist and was a director  of  Intel
Director Emeritus    from  1974  until 1993.  He was formerly  a
since 1993.          Corporate   Senior   Vice   President    of
Self-Employed        International   Telephone   and   Telegraph
Industrialist        Company  and  had worldwide  responsibility
                     for the Engineered Products Group.

Sanford Kaplan       Sanford  Kaplan is a private  investor  and
81 Years Old         was  a  director of Intel from  1974  until
Director Emeritus    1993.    Mr.  Kaplan  retired  from   Xerox
since 1993.          Corporation in 1977 where he had served  as
Private Investor     a  Senior Vice President and Director since
                     1969.  Prior to that time, Mr. Kaplan was a
                     Senior  Vice  President  and  director   of
                     Scientific Data Systems, Inc., a  mainframe
                     computer manufacturer acquired by Xerox  in
                     1969.   Prior thereto, Mr. Kaplan was  with
                     Ford Motor Company for 15 years where he held various management positions.

Max Palevsky         Max    Palevsky    is    a    self-employed
72 Years Old         industrialist   and   has   been   Director
Director Emeritus    Emeritus since May 1997.  He was a director
since 1997.          of  Intel from 1968 to 1997.  He  serves as
Self-Employed        a  director  of  Komag, Incorporated.   Mr.
Industrialist        Palevsky  founded Scientific Data  Systems,
                     Inc.  in 1961, which was acquired by  Xerox
                     Corporation in 1969, at which time he became a director and Chairman of the Executive Committee of Xerox Corporation.
                     He retired as a director of Xerox in 1972.

BOARD COMMITTEES AND MEETINGS

      The Company has standing Executive, Audit & Finance, Nominating, Compensation, and Corporate Governance Committees of the Board of Directors. The members of the Committees are identified with the list of Board nominees on the preceding pages.

      The Executive Committee may exercise the authority of the Board between Board meetings, except to the extent the Board has delegated authority to another Committee or to other persons, and except as limited by Delaware law. The Executive Committee acted by written consent one time in 1997 and did not hold any formal meetings.

     The Audit & Finance Committee recommends for approval by the Board of Directors a firm of certified public accountants whose duty it is to audit the financial statements of the Company for the fiscal year in which they are appointed. The Committee monitors the effectiveness of the audit effort, the Company's internal financial and accounting organization and controls and financial reporting, and oversees the Company's internal compliance programs. The Audit & Finance Committee also considers various capital and investment matters. The Audit & Finance Committee held 3 meetings during 1997.

      The Nominating Committee makes recommendations to the Board regarding the size and composition of the Board. The Committee establishes procedures for the nomination process, recommends candidates for election to the Board of Directors and nominates officers for election by the Board. The Nominating Committee held 1 meeting during 1997. The Nominating Committee will consider nominees proposed by the stockholders. Any stockholder who wishes to recommend a prospective nominee for the Board of Directors for the Nominating Committee's consideration may do so by giving the candidate's name and qualifications in writing to the Secretary of the Company, M/S SC4-203, 2200 Mission College Blvd., Santa Clara, CA 95052-8119.

      The Corporate Governance Committee was established at the July 1997 meeting of the Board of Directors and met concurrently with the Board at that time. The Committee reviews and reports to the Board on a periodic basis with regard to matters of corporate governance. The Committee also reviews and assesses the effectiveness of the Board's Guidelines on Significant Corporate Governance Issues and recommends to the Board proposed revisions thereto.

      The Compensation Committee administers the Company's stock option plans, including the review and grant of stock options to officers and other employees under the Company's stock option plans. The Compensation Committee also reviews and approves various other Company compensation policies and matters, and reviews and approves salaries and other matters relating to compensation of the executive officers of the Company. The Compensation Committee acted by written consent 5 times and met 1 time during 1997.

      The Board of Directors held 7 meetings and acted by written consent 2 times during 1997. Each director is expected to attend each meeting of the Board and those committees on which he or she serves. No director attended less than 75% of all the meetings of the Board and those committees on which he or she served in 1997.

CORPORATE GOVERNANCE GUIDELINES AND POLICIES

The Board of Directors has adopted Guidelines on Significant Corporate Governance Issues (the "Corporate Governance Guidelines") and in 1997 established a Corporate Governance Committee to oversee the Guidelines and to report and make recommendations to the Board concerning corporate governance matters. Among other matters, the Board's corporate governance guidelines and policies include the following:

1. A majority of the members of the Board of Directors are independent directors, as defined in the applicable rules for NASDAQ-traded issuers. Independent directors do not receive consulting, legal or other fees from the Company, other than Board compensation.

2. Directors stand for re-election every year. Directors may not stand for re-election after age 72.

3.   Members of Board Committees are appointed by the Board.

4.   The  Audit & Finance, Nominating, Compensation and Corporate
     Governance   Committees  consist  entirely  of   independent
     directors.

5. The Board has initiated a process whereby the Board and its members are subject to periodic evaluation and assessment.

6. The Board annually reviews the Strategic Long Range Plan, business unit initiatives, capital projects and budget matters.

7. The Board has established the position of Lead Independent Director, who is currently the independent director who also serves as Chairman of the Executive Committee. Independent directors meet on a regular basis apart from other Board members and management representatives, and the Lead Independent Director is responsible for setting the agenda and running these meetings.

8. Succession planning and management development are reported periodically by the CEO and the President to the Board.

9. The Board evaluates the performance of the CEO and other senior management personnel at least annually.

10. Incentive compensation plans link pay directly and objectively to measured financial goals set in advance by the Compensation Committee. See "Report of the Compensation Committee on Executive Compensation" for additional information.

The Corporate Governance Guidelines are published on the Internet at the Company's Investor Relations web site (www.intc.com).

DIRECTORS' COMPENSATION

     Directors who are Company employees receive no additional or special remuneration for serving as directors. Non-employee directors are paid $20,000 per year. In addition, non-employee directors are paid $2,000 plus out-of-pocket expenses per Board of Directors regular meeting attended. Mr. Rock receives an additional $6,000 as Chairman of the Executive Committee.

     Non-employee directors are also granted stock options by the Company. In accordance with the Company's 1984 Stock Option Plan, the exercise price must be equal to the fair market value on the date of grant. During 1997, each non-employee director was granted an option to purchase a total of 5,000 shares at an exercise price of $81.78 per share. Mr. Browne was also granted an additional 5,000 shares at an exercise price of $70.28 shortly after he joined the Board of Directors in 1997. Non-employee director options are exercisable in full one year from the date of grant. Under the 1984 Stock Option Plan option grants to non-employee directors may not exceed 10,000 shares per director per year (as adjusted for stock splits); currently, the non-employee directors receive option grants for 5,000 shares per year.

      In 1990, the Company adopted a retirement program for non-employee directors. The Director's Retirement Program provides a retirement benefit to any director who is not an employee of the Company and who has either been a non-employee director for at least ten years or has been a non-employee director for at least five years and retires after age 65. The retirement program will pay an annual benefit equal to the retainer fee in effect at the time of payment, to be paid beginning at commencement of retirement and continuing for the lesser of the number of years served as a non-employee director or the life of the director. Pursuant to the Director's Retirement Program, Messrs. Hodgson, Kaplan and Palevsky are each eligible to receive an annual benefit equal to $20,000, payable in quarterly installments. Messrs. Hodgson and Kaplan each received $20,000 under this plan in 1997. Mr. Palevsky received $15,000 under this plan in 1997.
In March 1998, the Board of Directors decided to vest accrued benefits under the retirement program and otherwise to terminate the retirement program.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. In this regard, the role of the Compensation Committee, which is comprised entirely of outside, non-employee directors, is to review and approve salaries and other compensation of the executive officers of the Company and to administer the Executive Officer Bonus Plan (the "EOBP"). The Committee also reviews and approves various other Company compensation policies and matters and administers the Company's stock option plans, including the review and approval of stock option grants to the executive officers of the Company.

General Compensation Philosophy

      The Company's general compensation philosophy is that total cash compensation should vary with the performance of the Company in attaining financial and non-financial objectives and that any long-term incentive compensation should be closely aligned with the interests of the stockholders. The Company has several performance-based compensation programs in which the majority of Intel's employees are eligible to participate. Most Company employees not compensated on a commission basis participate in the Employee Bonus Program (the "EBP"). For the executive officers, participation in the EOBP is in lieu of participation in the EBP.

     Total   cash  compensation  for  the  majority  of   Intel's
employees, including its executive officers, consists of the following components:

     -    Base salary;

     - A cash bonus (either through the EBP or the EOBP) that is related to growth in earnings per share of the Company and is based on an individual bonus target for the performance period (See "Executive Officer Bonus Plan" for a discussion of the bonus plan covering executive officers); and

     -    A   cash   bonus  that  is  proportional  to  corporate
          profitability and which is paid to all employees of the Company (See "Employee Cash Bonus Plan").

      Long-term incentive compensation is realized through the granting of stock options to most employees, including eligible executive officers. The Company has no other long-term incentive plans.

     In addition to encouraging stock ownership by granting stock options, the Company further encourages its employees to own Company stock through a tax-qualified employee stock purchase plan which is generally available to all employees. This plan allows participants to buy Company stock at a discount to the market price with up to 10% of their salary and bonuses (subject to certain limits), therefore allowing employees to profit when the value of the Company's stock increases over time.

Setting Executive Compensation

      In setting the base salary and individual bonus target amount (hereafter together referred to as "BSBT") for executive officers, the Compensation Committee reviews information relating to executive compensation of US-based companies that are considered generally comparable to the Company (a substantial majority of which companies are included in the Dow Jones Technology Index). While there is no specific formula that is used to set pay in relation to this market data, executive officer BSBT is generally set to be slightly below the median salaries for comparable jobs in the market place. However, when the Company's business groups meet or exceed certain predetermined financial and non-financial goals, amounts paid under the Company's performance-based compensation programs may lead to total cash compensation levels which are higher than the median salaries for comparable jobs. The Compensation Committee also reviews the compensation levels of the executive officers for internal consistency relative to the 100 most highly paid employees of the Company.

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five most highly paid executive officers. Certain performance based compensation that has been approved by stockholders is not subject to the deduction limit. The Company's 1984 and 1988 stock option plans and the EBOP are qualified so that awards under such plans constitute performance based compensation not subject to Section 162(m) of the Code. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

Base Salary

      The Compensation Committee reviews the history of and proposals for the compensation package of each of the Company's executive officers, including BSBT and its base salary and performance based compensation components. The base salary is then set as a percentage of BSBT, taking into account the level and amount of responsibility of the individual. In general, executive officers having the highest level and amount of responsibility have the lowest percentage of their BSBT as base salary and the highest percentage of their BSBT as their individual bonus target amount. For example, in 1997, the base salary for Dr. Grove, the executive officer with the highest level and amount of responsibility, was 50% of his total BSBT. The other executives' base salaries were determined in the same manner, but the base salary segment as a percentage of their BSBT for 1997 ranged from 50% to 67% depending on their job responsibilities. Once fixed, base salary does not depend on the Company's performance.

      As a result of this process, and in accordance with the Company's compensation philosophy that total cash compensation should vary with Company performance, the Compensation Committee establishes base salaries of the Company's executive officers at levels which the Compensation Committee believes are below the median base salaries of executives of companies considered by the Compensation Committee to be comparable to the Company. Thus, as set forth below, a large part of each executive officer's potential total cash compensation is dependent on the performance of the Company as measured through its performance based compensation programs.

Performance Based Compensation

Executive Officer Bonus Plan

      The EOBP is a cash-based incentive bonus program. The purpose of the EOBP is to motivate and reward eligible employees for good performance by making a portion of their cash compensation dependent on growth in diluted earnings per share ("EPS") of the Company.

      The EOBP provides for the determination of a maximum bonus amount which is established annually for each executive officer pursuant to a predetermined objective formula, subject to a maximum annual limit of $5,000,000. Under this predetermined formula, the maximum bonus payment for any performance period is the product of (i) the executive officer's individual bonus target for the performance period and (ii) the numerical value of the Company's EPS for the performance period multiplied by a pre-established factor (the "multiplier") which is set by the Compensation Committee. For purposes of this formula, "EPS" means the greater of (x) the Company's operating income or (y) the Company's net income, in each case per weighted average common shares outstanding assuming dilution during such performance period. Operating income does not include interest and other income earned by the Company and does not include a deduction for interest expense and income taxes; as a result, the figure for operating income per share generally exceeds the figure for net income per share. The EPS data to be utilized in the calculations (and which is also used in the Company's published financial statements) is reviewed and approved by the Compensation Committee.

      In January 1997, the Compensation Committee established individual bonus targets which ranged from $75,000 to $465,000 for each of the then executive officers (representing a range of 33% to 50% of BSBT), and set the multiplier as 1.26 for the 1997 performance period. During this period, operating income per share of $5.51 exceeded net income per share of $3.87 and led to an EPS value, as defined, of $5.51 to be used in the formula for determining the maximum bonus amount

     Under the EOBP, the Compensation Committee has discretion to reduce (but not to increase) an individual's actual bonus payment from the amount which would otherwise be payable under the above formula. In the past, the Compensation Committee has exercised its discretion to pay bonuses at amounts which were below the maximum amounts permitted under the EOBP. The EOBP does not specify the factors which the Compensation Committee evaluates in the exercise of its discretion to reduce bonus payments under the EOBP and does not require the

Compensation Committee to make such a reduction. The EOBP requires that an executive officer be on the Company's payroll as of the last day of the performance period for which the bonus is payable in order to be eligible to receive payment of the bonus for such performance period.

      For the 1997 performance period, the Compensation Committee chose to exercise its discretion to reduce the bonus amounts paid under the EOBP to the amounts which would have been paid to the executive officers under the EBP. Bonus payments under the EBP are generally lower than the maximum bonuses payable under the EOBP in part because the EBP formula utilizes the reported net income per share amount (adjusted to reflect any unusual income statement items) whereas the EPS utilized in the EOBP formula is based on the greater of operating income or net income as described above. The EBP formula also takes into account whether certain business group objectives have been met over the performance period. For example, for 1997, business group objectives considered in determining the payouts under the EBP included financial and non-financial goals such as sales, customer satisfaction, productivity measures, cost reduction and employee training. The particular goals are set each year and vary from year to year. In determining bonuses payable to the executive officers with responsibility for overall performance of the Company, such as the Chief Executive Officer and the Chief Operating Officer, the Compensation Committee took into account the corporate average score on achievement of business objectives. For those executive officers with specific responsibility for a particular business group, achievement scores were based on either the individual business group's score, or a combination of the group's score and the corporate average score.

Employee Cash Bonus Plan

      The Employee Cash Bonus Plan (the "ECBP") is a profit-sharing program that offers cash rewards to all employees, including executive officers, based on corporate profitability. Twice a year, employees receive .55 day's pay for every two percentage points of corporate pretax profit as a percentage of revenues, or a total payment based on 4% of net income, whichever is greater. The Employee Cash Bonus is paid in the first and third quarters of each year based on corporate performance for the preceding two quarters.

      During 1997, payments based on 4% of net income resulted in an annual cash bonus payout under the ECBP of 27.9 days' pay per employee or 10.7% of eligible employee earnings. Employees were awarded an additional 2.0 days' pay during 1997 as a result of meeting corporate goals under a vendor of choice (customer satisfaction) program.

Profit Sharing Retirement Plans

     The Company has both tax-qualified and non-qualified capital accumulation/retirement plans (the "Profit Sharing Retirement Plans"). The tax-qualified plans are available to eligible employees in the U.S. and Puerto Rico, and there are similar Plans for certain of the Company's non-U.S. subsidiaries. The non-qualified plan is a supplemental plan which provides to eligible employees in the U.S. those contributions that could not be contributed to their accounts under the qualified plan because of limitations under the Code. The Profit Sharing Retirement Plans are defined contribution plans that are designed to accumulate retirement funds for employees, including the executive officers, and to allow the Company to make contributions or allocations to those funds. The Company contribution is totally discretionary and is not based on any formula. The contributions approved by the Board may vary with the financial performance of the Company, in particular, the revenues and EPS of the Company. However, there are no corporate performance factors or other specific factors that are required to be considered by the Board in determining the contribution. Contributions made by the Company under the plans vest based on years of service. Vesting begins after three years of service in 20% annual increments until the employee is 100% vested after seven years.

     For 1997, the discretionary Company contributions (including allocation of forfeitures) to the Profit Sharing Retirement Plans for all eligible employees, including executive officers, equaled 12.5% of eligible salary. Contributions to the qualified plan are limited under the Code. Where Code limits applied, the excess, up to 12.5% of eligible salary, was allocated to the non-qualified plan for eligible employees, including executive officers.

Stock Options

      Stock options are granted by the Company to aid in the retention of employees and to align the interests of employees with those of the stockholders. Stock options have value for an employee only if the price of the Company's stock increases above the fair market value on the grant date and the employee remains in the Company's employ for the period required for the stock option to be exercisable, thus providing an incentive to remain in the Company's employ. In addition, stock options directly link a portion of an employee's compensation to the interests of stockholders by providing an incentive to maximize stockholder value.

      The Company has a 1997 Stock Option Plan (the "1997 SOP") for use with employees other than officers and directors; and 1984 and 1988 Stock Option Plans, as amended, which are generally used for making grants to officers and directors. Grants under the 1997 SOP may be made at the time an employee commences working for the Company and thereafter may be made on an annual basis as a part of the Company's employee performance review process. In general, initial grants are exercisable in increasing increments over a five-year period and subsequent grants are first exercisable five years after the date of grant (e.g., options granted in 1997 become exercisable in 2002). Stock options under all three plans are granted at a price equal to the fair market value on the date of grant.

      In 1997, the stock option program was expanded to include virtually all employees worldwide. This broadened participation extends the benefits of retention and alignment of employee and stockholder interests to all employees, providing a competitive advantage while not exceeding the Company's dilution goals. The level of stock options granted (i.e., the number of shares subject to each stock option grant) is based on the Committee's evaluation of an employee's ability to impact future corporate results. An employee's ability to affect future corporate results depends on the level and amount of job responsibility of the individual. Therefore, the level of stock options granted is directly proportional to job responsibility. However, the total number of shares subject to options that may be granted to any one participant in any year is limited to 1% of the total number of shares outstanding.

      In 1997, stock options for the executive officers were granted upon recommendation of management and approval of the Compensation Committee based on their subjective evaluation of the appropriate amount for the level and amount of responsibility of each executive officer.

Company Performance and CEO Compensation

      The Company's compensation program is leveraged towards the achievement of corporate and business objectives. This pay-for-performance program is most clearly exemplified in the compensation of the Company's Chief Executive Officer, Dr. Grove.

     Dr. Grove does not have an employment contract. Dr. Grove's BSBT is determined in the same manner as described above for all executive officers. In setting compensation levels for the Chief Executive Officer, the Compensation Committee considers data reflecting comparative compensation information from other companies. In line with the Compensation Committee's general practice and discretionary authority, however, Dr. Grove's 1997 salary and individual bonus target were not tied directly to the comparative compensation data. Dr. Grove's base salary and bonus target were set at levels which, by comparison to selected companies reflected in the market data (a majority of which companies are included in the Dow Jones Technology Index), were 54% of the average for base salary, 49% of the average for target incentive based compensation and 51% of the average for BSBT.

      Under the EOBP, Dr. Grove's actual bonus for 1997 (paid  in
1998) was $2,669,100. This bonus, like the bonuses paid to each of the other executive officers under the EOBP, was less than the maximum bonus provided under the EOBP formula due to the Compensation Committee's exercise of its discretion to reduce the maximum bonus to the bonus derived by utilizing the EBP formula as described above. Although Dr. Grove's BSBT was 51% of the average total target compensation of the selected peer group, due to the high variability in the Company's total compensation program and to the Company's excellent 1997 financial performance, his actual cash compensation (i.e., base salary and bonus) for 1997 was 144% of the average total actual cash compensation of the selected peer group.

      In 1997, the Compensation Committee awarded Dr. Grove stock options to purchase 72,000 shares of stock. The options first become exercisable in 2002. In 1998, the Company also contributed $20,000 to Dr. Grove's account under the tax-qualified retirement plan and allocated $364,000 to Dr. Grove's account under the non-qualified retirement plan, based on the Company's 1997 results. In general, Dr. Grove's retirement plan accounts are available to Dr. Grove only upon termination, retirement, death or disability.

      The Compensation Committee is pleased to submit this report to the stockholders with regards to the above matters.

      Compensation Committee:
      David Yoffie, Chairman    Arthur Rock
      John Browne               Jane Shaw


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      From January to May 1997, Messrs. Guzy, Palevsky and Rock and Dr. Yoffie served on the Compensation Committee. From May to December, Messrs. Browne and Rock and Drs. Yoffie and Shaw served on the Compensation Committee. Dr. Moore, who is an officer of the Company and the Company's Chairman Emeritus of the Board, is not eligible to receive stock options. Mr. Rock was formerly a non-employee officer of the Company as Chairman of the Board from 1970 to 1975.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

      None of the Company's executive officers has employment or severance arrangements with the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The sister-in-law of David Yoffie, one of the Company's directors, is President of Research Communications, Inc., a market research company. During fiscal 1997, Intel paid Research Communications $64,250 for market research and consulting services. Dr. Yoffie has no financial interest in Research Communications.

      In November 1997, the Company loaned $1,134,000 to Sean Maloney pursuant to the Intel employee relocation program. Mr.
Maloney was a Vice President of the Company at the time of the loan, and became an executive officer in February 1998. This loan is secured by his house, bears interest at 4.1%, and is due in full in November 1998.

STOCK PRICE PERFORMANCE GRAPH

     COMPARISON OF FIVE-YEAR CUMULATIVE RETURN AMONG INTEL,
      THE S&P 500 INDEX AND THE DOW JONES TECHNOLOGY INDEX

Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Dow Jones Technology Index for the period of five years commencing December 26, 1992 and ending December 27, 1997. The graph and table assume that $100 was invested on December 26, 1992 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Dow Jones Technology Index and that all dividends were reinvested. This data was furnished by Standard & Poor's Compustat Services, Inc. and Dow Jones and Company, Inc. Intel and the Dow Jones Technology Index are based on Intel's fiscal year. The S&P 500 Index is based on a calendar year.

                [PERFORMANCE GRAPH APPEARS HERE]

                      1992   1993   1994    1995   1996    1997
                      ----   ----   ----    ----   ----    ----
Intel Corporation     $100   $138   $143    $254   $609    $638
S&P 500 Index         $100   $110   $112    $153   $189    $252
Dow Jones Technology  $100   $115   $130    $185   $243    $282
Index

EXECUTIVE COMPENSATION

      The following tables set forth the annual compensation for the Chief Executive Officer and the four other most highly compensated executive officers of the Company. All references to shares of Common Stock are adjusted for the 2:1 stock split in 1997.

SUMMARY COMPENSATION TABLE

                                                                      Long-
                                                                      Term
                                                                     Compen-
                                                                     sation       All
                                                                    Awards(2)    Other
Name and Principal              Annual Compensation                  Options    Compensa-
Position                Year   Salary($)   Bonus($)(1)               (#)(3)    tion($)(4)
------------------      ----  ----------   ----------                -------   ----------

Andrew S. Grove         1997    465,000      2,790,400               72,000       384,000
  Chairman of the       1996    425,000      2,578,300               144,000      347,500
  Board and Chief       1995    400,000      2,356,700               192,000      266,100
  Executive Officer

Craig R. Barrett        1997    365,000      2,190,100               60,000       295,000
  President and         1996    325,000      1,971,800               96,000       261,400
  Chief Operating       1995    300,000      1,767,500               128,000      196,800
  Officer

Gerhard H. Parker       1997    275,000      1,382,300               232,000      187,200
  Executive Vice        1996    250,000      1,207,400               48,000       159,900
  President             1995    235,000      1,029,500               64,000       120,100
  General Manager,
  Technology and
  Manufacturing Group

Paul S. Otellini        1997    225,000      1,179,800               232,000      161,100
  Executive Vice        1996    200,000      1,050,500               48,000       136,600
  President             1995    185,000        892,700               64,000        91,100
  General Manager,
  Intel Architecture
  Business Group

Albert Y. C. Yu         1997    215,000      1,185,500               224,000      144,100
  Senior Vice           1996    205,000        925,800               36,000       119,300
  President             1995    195,000        749,800               48,000        92,400
  General Manager
  Microprocessor
  Products Group

--------------

(1)   This  amount includes the bonuses paid under the  Executive
      Officer  Bonus Plan for 1995, 1996 and 1997,  the  Employee
      Cash Bonus Plan for each of the covered years and a one-time bonus of $1,000 per employee in 1996.

(2)   The  Company  does not offer any Restricted  Stock  Awards,
      Stock  Appreciation  Rights  or other  Long-Term  Incentive
      Programs .

(3) Indicates number of shares of Common Stock underlying options.

(4) All amounts listed in this column are discretionary Company contributions made under the Company's non-qualified, defined contribution plan and amounts contributed to the Company's broad-based defined contribution retirement plan (for each of the named executives such amounts were $20,000 for each of the years presented). These amounts are to be paid out to the named executives (or any other plan participant) only upon retirement, termination, disability or death.

OPTION GRANTS IN LAST FISCAL YEAR

                             INDIVIDUAL GRANTS
               ----------------------------------------------
                           % of Total                              Potential Realizable
               Securities   Options     Exercise                     Value at Assumed
               Underlying  Granted to      or                     Annual Rates of Stock
                Options    Employees   Base Price                 Price Appreciation for
                Granted    in Fiscal   ($/Share)   Expiration       option term ($)(3)
Name            (#) (1)       Year        (2)         Date            5%         10%
-----           -------      ------     -------      ------        -------     -------
A. Grove         72,000      0.23%       $69.69     4/22/07        3,155,500   7,996,700

C. Barrett       60,000      0.19%       $69.69     4/22/07        2,629,600   6,663,900

G. Parker        32,000      0.10%       $69.69     4/22/07        1,402,400   3,554,100
                200,000      0.64%       $76.38     11/12/07       9,606,400  24,344,400

P. Otellini      32,000      0.10%       $69.69     4/22/07        1,402,400   3,554,100
                200,000      0.64%       $76.38     11/12/07       9,606,400  24,344,400

A. Yu            24,000      0.08%       $69.69     4/22/07        1,051,800   2,665,600
                200,000      0.64%       $76.38     11/12/07       9,606,400  24,344,400



--------------

(1) These options are first exercisable in 2002, except for the options for 200,000 shares granted to Dr. Parker and Messrs. Otellini and Yu which are exercisable on various dates between 2002 and 2005.

(2) Under all stock option plans, the option purchase price is equal to fair market value at the date of the grant. All of these options were granted on April 22, 1997, except for the options for 200,000 shares which were granted to each of Dr. Parker and Messrs. Otellini and Yu on November 12, 1997.

(3) In accordance with SEC rules, these columns show gains that might exist for the respective options, assuming the market price of Intel's Common Stock appreciates from the date of grant over a period of ten years at the annualized rates of five and ten percent, respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

                                        Securities Underlying      Value of Unexercised
                                         Unexercised Options       In-the-Money Options
                                         at December 27, 1997      at December 27, 1997
                                                (#)(1)                    ($)(2)
                                              ----------                ----------
               Shares
             Acquired on     Value        Exer-       Unexer-       Exer-       Unexer-
Name         Exercise(#)  Realized($)    cisable      cisable      cisable      cisable
--------     -----------  -----------  ----------   ----------    ---------    ---------
A. Grove         648,000   48,958,356            0      744,000            0   34,337,500
C. Barrett             0            0    1,844,336      508,000  122,877,600   22,905,900
G. Parker        100,000    7,739,100      491,488      456,000   32,606,300   11,455,300
P. Otellini       72,928    5,549,612      359,664      676,000   21,922,700   24,043,300
A. Yu              4,778      332,668      457,502      416,266   30,490,800    9,972,200


--------------

(1) This represents the total number of shares subject to stock options held by the named executives at December 27, 1997.
     These options were granted on various dates during the years 1989 through 1997.

(2) These amounts represent the difference between the exercise price of the stock options and the closing price of Company stock on December 26, 1997 (last day of trading for the fiscal year ended December 27, 1997) for all in-the-money options held by each named executive. The in-the-money stock option exercise prices range from $3.67 to $69.69. These stock options were granted at the fair market value of the stock on the grant date.


PENSION PLAN TABLE

                         Years of Service at Retirement (2)(3)
                        ---------------------------------------
Eligible                 15       20      25       30       35
Compensation (1)
-------------------    ------   ------  ------   ------   ------
$160,000 and above     $30,734 $40,978  $51,223  $61,467 $71,712
-------------
(1) The plan provides for minimum pension benefits that are determined by a participant's years of service credited under the plan, final average compensation, taking into account the participant's Social Security wage base, and the value of the participant's Company contributions, plus earnings, in the profit sharing retirement plan. If the annuity value of the profit sharing account balance exceeds the pension guarantee, the participant will receive benefits from the profit sharing plan only. Compensation includes regular earnings and most bonuses. However, maximum eligible compensation for 1997 is $160,000, in accordance with Internal Revenue Code Section 401(a)(17). This amount is subject to cost of living adjustments in accordance with Internal Revenue Code Section 415(d).

(2) For each of the employees named in the Summary Compensation Table set forth above, the years of credited service as of year-end 1997 under the Company's pension plan are currently as follows: Dr. Grove (29); Dr. Barrett (23); Dr. Parker (28); Mr. Otellini (23); and Mr. Yu (21).

(3) The table illustrates the estimated annual benefits payable in the form of a straight-life annuity upon retirement at age 65 under the pension plan to persons in the specified compensation and years of service classifications for Social Security benefits. The Employee Retirement Income Security Act of 1974 contains certain limitations on the amount of benefits that may be paid under pension plans qualified under the Internal Revenue Code. The amounts shown are subject to reduction to the extent they exceed such limitations but are not subject to reduction for Social Security benefits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      To  the  Company's  knowledge,  the  following  sets  forth information regarding ownership of the Company's outstanding Common Stock on February 28, 1998 by (i) beneficial owners of more than 5% of the outstanding shares of Common Stock, (ii) each director, director emeritus and named executive officer, and
(iii) all directors, directors emeriti and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the stock listed. All references to shares of Common Stock are adjusted for the 2:1 stock split in 1997.


                                                Number of
                                                Shares of
                                              Common Stock
                                              Beneficially
                                                Owned at         Percent
                                              February 28,          of
Stockholder                                       1998            Class
----------------                                --------         -------
Gordon E. Moore, Director and Chairman        89,796,243  (1)      5.5%
  Emeritus
  2200 Mission College Blvd.
  Santa Clara, California  95052-8119

Craig R. Barrett, Director, President          2,080,351  (2)       *
  and Chief Operating Officer

John Browne, Director                              1,650  (3)       *

Winston H. Chen, Director                        210,000  (4)       *

Andrew S. Grove, Director, Chairman and        2,493,453  (5)       *
  Chief Executive Officer

D. James Guzy, Director                        3,273,088  (6)       *

Arthur Rock, Director                          6,420,544  (7)       *

Jane E. Shaw, Director                           134,034  (8)       *

Leslie L. Vadasz, Director and Senior          1,921,263  (9)       *
  Vice President

David B. Yoffie, Director                        191,600  (10)      *

Charles E. Young, Director                        30,900  (11)      *

Richard Hodgson, Director Emeritus               106,725            *

Sanford Kaplan, Director Emeritus                 81,200  (12)      *

Max Palevsky, Director Emeritus                  615,836  (13)      *

Paul S. Otellini, Executive Vice                 473,248  (14)      *
  President

Gerhard H. Parker, Executive Vice                638,182  (15)      *
  President

Albert Y. C. Yu, Senior Vice President           596,772  (16)

All directors, directors emeritus and        111,951,829  (17)     6.9%
executive officers as a group
(30 individuals)


____________________

*    Less than 1%.

(1) Includes 500,000 shares held in trusts established for benefit of Dr. Moore's spouse, as to which Dr. Moore disclaims beneficial ownership.

(2) Includes 500,000 shares held in trusts established for benefit of Dr. Moore's spouse, as to which Dr. Moore disclaims beneficial ownership.

(3) Includes outstanding options to purchase 1,250 shares, which were exercisable as of February 28, 1998, or within 60 days from such date.

(4) Includes outstanding options to purchase 130,000 shares, which were exercisable as of February 28, 1998, or within 60 days from such date.

(5) Includes outstanding options to purchase 192,000 shares, which were exercisable as of February 28, 1998, or within 60 days from such date. Also includes 204,000 shares which are owned by a private charitable foundation as to which Dr. Grove shares asset voting and disposition authority. Dr. Grove does not have a pecuniary interest in the shares held by the foundation.

(6) Includes 3,082,320 shares held by the Arbor Company of which Mr. Guzy is a general partner. Also includes outstanding options to purchase 190,000 shares, which were exercisable as of February 28, 1998, or within 60 days from such date.

(7) Includes 1,920 shares held by Mr. Rock's spouse as to which shares Mr. Rock disclaims any beneficial interest and as to which he has no voting or disposition authority. Also includes outstanding options to purchase 190,000 shares which were exercisable as of February 28, 1998, or within 60 days from such date.

(8) Held in a family trust. Includes outstanding options to purchase 126,000 shares, which were exercisable as of February 28, 1998, or within 60 days from such date.

(9) Includes outstanding options to purchase 482,336 shares, which were exercisable as of February 28, 1998, or within 60 days from such date. Also includes 42,000 shares which are owned by a private charitable foundation as to which Mr. Vadasz shares asset voting and disposition authority.
      Mr. Vadasz does not have a pecuniary interest in the shares held by the foundation.

(10) Includes outstanding options to purchase 190,000 shares, which were exercisable as of February 28, 1998, or within 60 days from such date.

(11) Includes outstanding options to purchase 30,000 shares, which were exercisable as of February 28, 1998, or within 60 days of such date.

(12)  Includes   20,000   shares  held  by   a   family   limited
      partnership of which Mr. Kaplan is a partner.

(13)  Includes 33,384 shares held by Mr. Palevsky's spouse.

(14) Includes outstanding options to purchase 423,664 shares, which were exercisable as of February 28, 1998, or within 60 days from such date.

(15) Includes outstanding options to purchase 505,488 shares, which were exercisable as of February 28, 1998, or within 60 days from such date.

(16) Includes outstanding options to purchase 517,768 shares, which were exercisable as of February 28, 1998, or within 60 days from such date.

(17) Includes outstanding options to purchase 6,711,508 shares, which were exercisable as of February 28, 1998, or within 60 days from such date.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (Proposal 2)

      Ernst & Young LLP have been the Company's independent auditors since its incorporation in 1968 and at the recommendation of the Audit & Finance Committee of the Board have been selected by the Board of Directors as the Company's independent auditors for the fiscal year ending December 26, 1998. In the event ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting thereon, management will review its future selection of auditors.

      A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the stockholders.

      Audit services of Ernst & Young LLP for 1997 included the examination of the consolidated financial statements of the Company and services related to filings made with the Securities and Exchange Commission, as well as certain services relating to the consolidated quarterly reports and annual and other periodic reports at international locations.

      The Audit & Finance Committee of the Company meets twice a year with Ernst & Young LLP and, on an annual basis, reviews both audit and non-audit services performed by Ernst & Young LLP for the preceding year as well as the fees charged by Ernst & Young LLP for such services. Non-audit services are approved by the Audit & Finance Committee, which considers, among other things, the possible effect of the performance of such services on the auditors' independence.

     The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the current year. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment.

STOCKHOLDER PROPOSAL (Proposal 3)

     A group of stockholders whose names and addresses and number of shares will be furnished by the Company promptly upon receipt of any request therefor, has submitted the following proposal. The text of the proposal and the supporting statement are set forth below. The proponents must appear personally or by proxy at the Annual Meeting to present the proposal.

WHEREAS, WE BELIEVE: Responsible implementation of a sound, credible environmental policy increases long-term shareholder value by raising efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

Adherence to public standards for environmental performance gives a company greater public credibility than standards created by industry alone. For maximum credibility and usefulness, such standards should specifically meet the concerns of investors and other stakeholders;

Companies are increasingly being expected by investors to do meaningful, regular, comprehensive and impartial environmental reports. Standardized environmental reports enable investors to compare performance over time. They also attract investment from investors seeking companies which are environmentally responsible and which minimize the risk of environmental liability.

WHEREAS: The Coalition for Environmentally Responsible Economies (CERES) - which includes shareholders of this Company; public interest representatives, and environmental experts - consulted with corporations to produce the CERES Principles as comprehensive public standards for both environmental performance and reporting. Scores of companies, including Bank of America, Baxter International, Bethlehem Steel, General Motors, H. B. Fuller, ITT Industries, Pennsylvania Power and Light, Polaroid, and Sun [Sunoco], have endorsed these principles to demonstrate their commitment to public environmental accountability and standardized reporting. Fortune-500 endorsers say that the benefits of working with CERES are * public credibility, * direct access to major environmental and stockholder organizations, * leadership in designing the rapidly advancing standardization of environmental disclosure, and * measurable value-added for the company's environmental initiatives;

A company endorsing the CERES Principles commits to work toward:

1.   Protection of the biosphere
2.   Sustainable natural resource use
3.   Waste reduction and disposal
4.   Energy conservation
5.   Risk reduction
6.   Safe products/services
7.   Environmental restoration
8.   Informing the public
9.   Management commitment
10.  Audits and reports

[Materials on the CERES Principles and CERES Report Form are obtainable from CERES, 711 Atlantic Avenue, Boston MA 02110, Tel:
617-451-0927, fax: 617-482-2028]

CERES is distinguished from other initiatives for corporate environmental responsibility by being (1) a successful model of shareholder relations; (2) a leader in public accountability through standardized environmental reporting; and (3) a catalyst for significant and measurable environmental improvement within firms.

RESOLVED:  Shareholders request the Company to endorse the  CERES
Principles as a part of its commitment to be publicly accountable for its environmental impact.

                      SUPPORTING STATEMENT

Many investors support this resolution. Those sponsoring similar resolutions at various companies have portfolios totaling $75 billion. Furthermore, the number of public pension funds and foundations supporting this resolution increases every year. We believe the CERES Principles exceed the European Community regulation for voluntary participation in verified and publicly-reported eco-management and auditing, and that they also exceed the requirements for ISO 14000.

Your vote FOR this resolution will encourage both scrutiny of our Company's environmental policies and reports and adherence to goals supported by management and stockholders alike. We believe the CERES Principles will protect both your investment and your environment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE  BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER
PROPOSAL FOR THE FOLLOWING REASONS:

Intel recognizes the Coalition for Environmentally Responsible Economies (CERES) Principles as a program for environmental improvement. Intel is committed to achieving high standards of environmental quality and to providing a safe and healthful workplace for employees, contractors, and communities. In pursuing this goal, Intel frequently receives inputs and suggestions for various programs and has frequently incorporated ideas obtained from others to improve Intel programs. Intel publishes its environmental results on the Internet to assure visibility and opportunity for input. Through this process, Intel has optimized its own programs to meet the specific needs of its business rather than aligning itself to broad and generic guidelines that have been developed to cover industries other than Intel's. For example, Intel has invested heavily in fully integrating new environmental process development into the rapid development of new products.

Intel management has offered (starting well over a year ago) to meet with the stockholder who has introduced the foregoing proposal (the "Proponent") for fact finding discussions regarding CERES and has encouraged the Proponent to "measure us by our results". Intel's focus has been on achieving superior results in environmental, health and safety programs. Intel's management believes the Company's results in the areas of environmental, health, and safety speak for themselves and continually encourages employees, stockholders, and other stakeholders to measure Intel by these results. Intel's results are highlighted further below and in its Environmental, Health and Safety (EHS) Report, which Intel has made widely available in hard copy and on the Internet for the last 4 years.

Intel's policies go beyond merely complying with applicable laws and regulations. In 1991, Intel adopted its Environment, Health and Safety Policy (the "EHS Policy"), which formalized specific environmental, health and safety goals for the Company. The EHS Policy was most recently revised in late 1995 (which incorporated some previous inputs from the Proponent) to reflect Intel's efforts to implement ever greater levels of protection and to adjust for changing circumstances and evolving technologies.

While Intel's Board of Directors and management believe that the concerns of the Proponent are well intentioned, the Board of Directors and management believe that adoption of the standardized guidelines represented by the CERES Principles would divert the Company's time, money and effort away from environmental programs that currently are developed and implemented by the Company. Intel management is firmly committed to excellence in its environmental, health, and safety programs. Intel's Board of Directors and management believe that adopting a more generalized and standardized system such as CERES would detract resources from efforts more appropriate to Intel's unique and fast-growing industry.

FURTHER DISCUSSION

CERES is a non-profit membership organization comprised of environmental groups, religious organizations, social investors, public pension trustees and public interest groups. CERES has stated that the CERES Principles are intended to help guide the activities of all corporations, regardless of size or industry. Intel believes that many of the concepts set forth in the CERES Principles are already embodied in its EHS Policy.

Intel management expects that implementing the Proposal, i.e., endorsing the CERES Principles, would mean that Intel would (1) revise or supplement its existing environmental policies to conform to each issue addressed under the CERES Principles, regardless of whether the specific criteria is relevant to Intel's operations, (2) consult with CERES in decision making, and (3) pay CERES an annual membership fee and bear substantial management and reporting costs. In light of the Company's existing commitment to environmental policies and its dynamic pursuit of the best manner to advance environmental interests in the context of its overall business, Intel's Board of Directors and management believe that these and other consequences make it inadvisable to implement the Proposal.

The Board of Directors and management also believe that adoption of the CERES Principles would not materially enhance Intel's environmental policy, increase management's awareness of environmental issues, improve Intel's environmental performance or increase management's commitment to environment, health and safety issues or performance. As noted above, Intel has long had a formal, active and extensive program for addressing environmental, health and safety issues. Intel's management has actively pursued full implementation of that program.

As examples of the results of the Company's EHS Policy, Intel has in the past voluntarily undertaken the following activities:

(1) Periodic publication of an environmental health and safety report, which is freely available to all interested stockholders and any other member of the public both directly from the Company and on its Internet web site. This report provides specific examples regarding Intel's EHS environmental policies and practices. Among other things, the report includes statistical data on health, safety, air emissions, solid waste recycling, chemical waste management, water use and toxic chemical releases. The report also sets forth Intel's environmental goals and targets and Intel's performance vis-a-vis past targets.

(2) Establishment of Community Advisory Panels ("CAPs"), representing a community cross-section including business, academic, health and community interests, where many of Intel's larger manufacturing facilities are located. These CAPs actively advise Intel on the community impact of its activities and ways to eliminate or mitigate negative impacts.

(3) Voluntary participation in several initiatives, including the U.S. Environmental Protection Agency's Project XL, which commits Intel to superior environmental performance in exchange for the approval of additional manufacturing flexibility. As part of this project, Intel has developed a single environmental master plan for one of its facilities which includes air pollutant emission caps, water conservation goals, and waste and chemical waste recycling goals. This plan was developed and is being implemented with help from a team that includes community members and EPA and local government representatives.

(4) Use of an active internal audit process pursuant to which Intel's EHS staff and outside experts periodically audit each of its operating facilities to assess performance. The results of these audits are used to help establish areas for improvement.

(5) Use of OSHA recording definitions on a world-wide basis for the collection of data on occupational injuries and illnesses. Over the past 4 years, Intel has reduced employee injury and illness rates by an average of 30% per year, and now has one of the lowest rates in all of industry.

These are just a few examples of Intel's many EHS efforts. More information can be found in Intel's most recent EHS report, entitled, "Designing for Safety and the Environment," which is available directly from the Company or on its Internet web site at www.intc.com.

Intel continually strives to improve its environmental policies and to consider and mitigate the environmental impact of its expanding and changing business. Intel's Board of Directors and management believe that endorsing the CERES Principles will not change Intel's substantive commitment to good environmental policies. Intel's current EHS Policy is one that the Board of Directors and management believe provides an environmental program most suited to Intel's business and operations. The Board of Directors and management believe that the Company should not lose the flexibility to design the best environmental
programs  by  adopting  and  having  to  conform  to  the   CERES
Principles.

Therefore,  the  Board  of Directors recommends  a  vote  AGAINST
Proposal 3 to endorse the CERES Principles. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted AGAINST Proposal 3.

OTHER MATTERS

      Section  16(a)  Beneficial Ownership Reporting  Compliance.
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission and The Nasdaq Stock Market. Such directors, executive officers and ten-percent stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such forms received by it, and on written representations from certain reporting persons, the Company believes that during fiscal 1997, all Section 16(a) filing requirements applicable to its directors, officers and ten percent stockholders were complied with, except: Albert Yu, an officer of the Company filed two late reports of transactions involving gifts.

      1999 Stockholder Proposals or Nominations. From time to time, stockholders of the Company submit proposals which they believe should be voted upon at the Annual Meeting or nominate persons for election to the Board of Directors. In accordance with the Company's Bylaws, any such proposal or nomination must be submitted in writing to the Secretary of the Company not less than 60 days nor more than 120 days prior to the first anniversary of the preceding year's Annual Meeting of Stockholders. This submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the proponent's ownership of Common Stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. The Secretary should be contacted in writing at the address on the first page of this Proxy Statement to make any submission or to obtain additional information as to the proper form and content of submissions.

Pursuant to applicable rules under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the Company's 1999 Proxy Statement. Any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than December 7, 1998. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regards to the detailed requirements of such securities rules.

      Financial Statements. The Company's financial statements for the year ended December 27, 1997, are included in the
Company's  1997  Annual Report to Stockholders.   Copies  of  the
Annual  Report  are  being  sent to  the  Company's  stockholders
concurrently   with   the  mailing  of  this   Proxy   Statement.
Stockholders directly registered by name on the books of Harris Trust and Savings Bank or shares held in nominee name through certain brokers and banks have in earlier mailings been offered the opportunity to obtain this Proxy Statement and the Annual Report by accessing it in electronic form on the Company's Internet web site instead of receiving paper copies. If you have not received or had access to the 1997 Annual Report to Stockholders, please notify the Secretary of the Company, M/S SC4-203, 2200 Mission College Blvd., Santa Clara, CA 95052-8119 and a copy will be sent to you. Copies of the Company's Annual Report and this Proxy Statement are available on Intel's World Wide Web site at www.intc.com.

      Other Matters. At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Annual Meeting. If other matters come before the Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

      Proxy Solicitation. The expense of solicitation of proxies will be borne by the Company. The Company has retained D. F. King & Co., Inc. to solicit proxies for a fee of $8,000 plus a reasonable amount to cover expenses. Proxies may also be solicited by certain of the Company's directors, officers and other employees, without additional compensation, personally or by written communication, telephone or other electronic means. The Company is required to request brokers and nominees who hold stock in their name to furnish the Company's proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

VOTING VIA THE INTERNET OR BY TELEPHONE

       For Shares Directly Registered in the Name of the Stockholder. Stockholders with shares registered directly with Harris Bank (including participants in the SERP) may vote telephonically by calling Harris Bank at (888) 266-6795 or you may vote via the Internet at the following address on the World Wide Web:

   www.harrisbank.com/corporations/shareholders/proxyhome.html

      For Shares Registered in the Name of a Brokerage Firm or Bank. A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different than the program provided by Harris Bank for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you already have been offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the ADP program must be received by 12:00 p.m. midnight (EDT) on May 19, 1998. The giving of such proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. The Company has been advised by counsel that the telephone and Internet voting procedures that have been made available through Harris Bank and ADP Investor Communication Services are consistent with the requirements of applicable law. Stockholders voting via the Internet through either Harris Bank or ADP Investor Communication Services should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

                            By Order of the Board of Directors

                            /s/F. Thomas Dunlap, Jr.
                        By: F. THOMAS DUNLAP, JR., Secretary

Santa Clara, California
Dated:  April 6, 1998

                 COMMUNICATING WITH THE COMPANY

We  have  from  time-to-time  received  calls  from  stockholders inquiring  about  the available means of communication  with  the
Company.   We thought that it would be helpful to describe  these
arrangements which are available for your use.

- If you would like to receive information about Intel, you may use one of these convenient methods:

      (1) To have information such as the Company's latest Quarterly Earnings Release, Form 10-K, Form 10-Q or Annual Report mailed to you, stockholders residing in the U.S., please call the transfer agent, Harris Trust and Savings Bank at (800) 298-0146. (For investors located outside the U.S, please call collect (312) 360-5125.)

      (2) To listen to a recording of our most recent Quarterly Earnings Release or to reach a Stockholder Services representative, stockholders residing in the U.S., please call (800) 298-0146. (For investors located outside the U.S., please call collect (312) 360-5125.)

      (3) To view Intel's home page on the Internet, use Intel's Internet address: www.intel.com. Intel's home page gives you access to product, marketing and financial data, an on-line version of this Proxy Statement, Intel's Annual Report to Stockholders and job listings. Internet access to this information has the advantage of providing you with up-to-date information about the Company throughout the year.

- If you would like to write to us, please send your correspondence to the following address:

      Intel Corporation
      2200 Mission College Blvd.
      Santa Clara, CA  95052
      Attn:  Investor Relations, RN5-24

Of course, as a stockholder, you will continue to automatically receive the Annual Report and Proxy Statement by mail or via the Internet if you choose that option.

(THIS PAGE INTENTIONALLY LEFT BLANK)

(THIS PAGE INTENTIONALLY LEFT BLANK)

(THIS PAGE INTENTIONALLY LEFT BLANK)

       BACK COVER

[MAP  INDICATING  THE  LOCATION OF THE 1997  SHAREHOLDER  MEETING
APPEARS HERE]

Directions

The Santa Clara Convention Center is located at the corner of Great America Parkway and Tasman Drive. There is parking in front of the building and a large parking garage behind the Center. There is NO CHARGE for parking.

From San Francisco
Take  101 South to the Great America Parkway Exit.  Go East onto
Great America Parkway (a left turn).  Follow for 1 1/2 miles  to
Tasman Drive. Turn Right onto Tasman Drive and the Center will be on your left.

From Oakland
Take 880 South to 237 West. Turn left at the Great America Parkway Exit. Follow for about 3/4 mile. Turn left onto bunker Hill Drive (the Westin Hotel will be on your left). This will bring you directly into the parking garage for the Center and Hotel.

From San Jose/Monterey/Morgan Hill
Take  101 North to the Great America Parkway Exit.  Go East onto
Great America Parkway (a Right turn).  Follow for 1 1/2 miles to
Tasman Drive. Turn Right onto Tasman Drive and the Center will be on your left.

From Sacramento/Walnut Creek/Dublin
Take 680 South to Calaveras Highway/237 West. See directions from Oakland (237 West).

From Santa Cruz/Los Gatos
Take 880 North to 101 North.  See directions from San Jose.


               please mark vote in oval in the following manner using dark ink only   [ ]
                                       For  Withhold  For All                       For  Against  Abstain
                                                    Except

1.Election of Directors nominees       [ ]     [ ]      [ ]   2.Ratification of    [ ]    [ ]      [ ]
  listed below                                                   Ernst & Young, LLP
                                                               as Independent
                                                               Auditors
01 C. Barrett  02 J. Browne   03 W. Chen                     3.Stockholder        [ ]    [ ]      [ ]
04 A. Grove    05 J. Guzy     06 G. Moore                      proposal to
07 A. Rock     08 J. Shaw     09 L. Vadasz                     endorse the CERES
10 D. Yoffie   11 C. Young                                     Principles.


Except Nominee(s) written
above



                                            Please  sign  exactly as name appears herein.  Joint  owners
                                            must   each  sign.   When  signing  as  attorney,  executor,
                                            administrator, trustee or guardian, please give  full  title as such.


                                            Signature:__________________________       Date:_________

                                            Signature:__________________________       Date:_________

       IF YOU WANT TO VOTE BY TELEPHONE OR VIA THE INTERNET, PLEASE READ THE INSTRUCTIONS BELOW.
                                          FOLD AND DETACH HERE
Control Number                                                                           [INTEL LOGO]
                                    VOTE BY TELEPHONE OR INTERNET

Intel  Corporation  encourages you to take advantage of the new  and  convenient ways  to vote your shares on proposals covered in this year's Annual Meeting  of
Stockholders.   You may choose one of the two voting methods outlined  below  to vote your proxy.  This year, voting has been made easier than ever.

- Vote  by  phone.  There is NO CHARGE for this call.  On a touch-tone telephone call  TOLL  FREE 888-266-6795 to vote your proxy--24 hours a  day,  7  days  a
  week.   You  will  need to have the above proxy card in hand  when  you  call.
  Please enter the 10 digit Control Number located in the box in the upper  left corner of this voting form.

     1.To  vote as the Board of Directors recommends on all proposals, press  1.
       Your vote will be confirmed and cast as you directed, then the call will end. If you wish to cast a separate vote on each proposal, press 0.

     2.If you select 0 to vote on each proposal separately, you will hear these instructions:

       Proposal  1--  To  vote FOR all nominees, press 1; to  WITHHOLD  for  all nominees,  press 9; to WITHHOLD for AN INDIVIDUAL nominee;  press  0  and enter  the two digit number that appears on the above proxy card next  to
       the  name  of  the nominee you DO NOT wish to vote for.   Once  you  have
       completed voting for the Directors, press 0.

       Proposals 2 and 3--To vote FOR, press 1; to vote AGAINST, press 0; to ABSTAIN, press 0. Your vote selection will be repeated and you will have an opportunity to confirm it.

- Vote  on  the  Internet 24 hours a day, 7 days a week.  Here is  the  address:
  http://www.harrisbank.com/corporations/shareholders/proxyhome.html.  Have  this
  voting  form  in  hand  when  you  access  the  web  site,  then  follow   the
  instructions that are provided.

- If you vote by telephone or the Internet, DO NOT mail back this voting form.

                              Thank you for voting



PROXY                                                                                             PROXY
                                           INTEL CORPORATION
                    2200 Mission College Blvd., Santa Clara, California 95052-8119
                Proxy Solicited by Board of Directors for Annual Meeting - May 20, 1998
ANDREW  S.  GROVE, CRAIG R. BARRETT and F. THOMAS DUNLAP, JR., or any of them, each with the  power  of substitution, are hereby authorized to represent and vote the shares of the undersigned, with  all  the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of  Intel  Corporation  to  be  held on Wednesday, May 20, 1998 or at any postponement  or  adjournment thereof.
Shares  represented by this proxy will be voted as directed by the stockholder.  If no such  directions are indicated, the Proxies will have authority to vote FOR Item 1 (the election of directors), FOR Item
2  (ratification  of  the  appointment of independent auditors) and AGAINST  Item  3  (the  stockholder proposal for endorsement of the CERES Principles).  In their discretion, the Proxies are authorized  to vote upon such other business as may properly come before the meeting.
[ ]  Mark  here if you plan to attend the Annual Meeting
in person.                                                          IF VOTING BY PAPER,
[ ]  Mark here for address change and note below.            PLEASE MARK, SIGN, DATE AND MAIL
                                                              THIS PROXY CARD PROMPTLY, USING
New Address:   ______________________________                      THE ENCLOSED ENVELOPE
               ______________________________          (Continued and to be signed on reverse side.)
               ______________________________
                                                                       SEE REVERSE SIDE
[INTEL LOGO]

                         Annual Meeting of Stockholders
                                Intel Corporation
                            May 20, 1998 - 10:00 a.m.


   [MAP INDICATING THE LOCATION OF THE 1997 SHAREHOLDER MEETING APPEARS HERE]



                          Santa Clara Convention Center
                           5001 Great America Parkway
                             Santa Clara, California

